Exhibit 99.4

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ABRAXIS BIOSCIENCE, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD
[    •    ], 2010

The undersigned hereby appoints Patrick Soon-Shiong and Bruce Wendel or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated below all of the shares of common stock of Abraxis BioScience, Inc. that the undersigned is entitled to vote at the special meeting of stockholders to be held [ • ] on [    •    ], 2010 at [ • ] local time, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

â Please Detach and Mail in the Envelope Provided â

☑	Please mark your vote as indicated in this example.

		FOR	AGAINST	ABSTAIN

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of June 30, 2010, by and among Celgene Corporation, Artistry Acquisition Corp., a wholly-owned subsidiary of Celgene Corporation, and Abraxis BioScience, Inc., as it may be amended.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

SIGNATURE(S)

SIGNATURE(S)

DATE:  , 2010

NOTE:	Please sign as or on behalf of the stockholder whose name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.